UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 21, 2016

Medgenics, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-35112 (Commission File Number)	99-0217544 (I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700 Wayne, PA 19087 (Address of Principal Executive Offices, zip code)

(610) 254-4201 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 21, 2016, Medgenics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC, as representative of the several underwriters set forth on Schedule I thereto (the “Underwriters”) relating to an underwritten public offering of 3,640,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share. The Company also granted to the Underwriters an option to purchase up to 546,000 additional shares within thirty days after the effective date of the Purchase Agreement (the “Option Shares,” together with the Firm Shares, the “Shares”). All of the Firm Shares and 195,261 of the Option Shares were sold by the Company to the Underwriters pursuant to the terms of the Purchase Agreement (the “Offering”). The Shares were offered to the public at a price of $5.50 per Share, and the Underwriters purchased the Shares from the Company pursuant to the Purchase Agreement at a price of $5.17 per Share. A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-209737) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 26, 2016 and declared effective on April 1, 2016. A prospectus supplement relating to the Offering was filed with the Commission. The closing of the Offering took place on June 24, 2016, following the satisfaction of customary closing conditions and in addition to the Firm Shares, included 195,261 Option Shares purchased by the Underwriters.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The net proceeds from the sale of the Firm Shares and 195,261 Option Shares purchased by the Underwriters were approximately $19.73 million, after deducting the Underwriters’ discount and other offering expenses. The Company’s press releases, dated June 20, 2016 and June 21, 2016, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

1.1	Purchase Agreement dated June 21, 2016 by and among Medgenics, Inc. and Jefferies LLC, as representative of the several underwriters set forth on Schedule I thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1 hereto)

99.1	Press Release of Medgenics, Inc. dated June 20, 2016

99.2	Press Release of Medgenics, Inc. dated June 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medgenics, Inc.

Date: June 24, 2016	By:	/s/ Brian D. Piper
Name: Brian D. Piper
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Purchase Agreement dated June 21, 2016 by and among Medgenics, Inc. and Jefferies LLC, as representative of the several underwriters set forth on Schedule I thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1 hereto)

99.1	Press Release of Medgenics, Inc. dated June 20, 2016

99.2	Press Release of Medgenics, Inc. dated June 21, 2016